Exhibit 10.25.0

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED ON

A REQUEST FOR CONFIDENTIAL TREATMENT

OMITTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION

Form of Long Term Supply Agreement

FORM OF PRODUCT SUPPLY AGREEMENT

Product Supply Agreement (this “Agreement”) dated as of [            ], 2010, between, SEADRIFT COKE L.P., a limited partnership organized under the laws of the State of Texas with offices at 8618 State Highway 185 North, Port Lavaca, Texas 77979 (“Seller”), and C/G ELECTRODES, LLC, a Delaware limited liability corporation with offices at 800 Theresia Street, Saint Marys, Pennsylvania 15857 (“Buyer” and, together with Seller, individually, a “Party” and collectively, the “Parties”), for the sale and purchase of calcined petroleum needle coke (“Coke”) produced at Seller’s facility in Port Lavaca, Texas.

NOW THEREFORE, in consideration of the mutual covenants and promises herein contained and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, Seller and Buyer agree as follows:

1.0 Effective Date; Term

1.1 The initial term of this Agreement shall commence on the date hereof and continue through December 31, 2017 (the “Initial Term”); provided, however, that, the Initial Term shall be extended for Renewal Terms in accordance with Section 1.2.

1.2 The term of this Agreement shall automatically renew for consecutive three (3) year terms after the Initial Term (each, a “Renewal Term” and, together with the Initial Term, the “Term”); provided that this Agreement may be terminated at the end of the Initial Term or any Renewal Term only upon delivery by either Seller or Buyer of written notice of non-renewal to the other Party at least three (3) years in advance of the expiration of the Initial Term or a Renewal Term. By way of example, (i) in order for the Agreement not to be renewed at the end of the Initial Term, written notice must be given not later than December 31, 2014, and (ii) in order for the Agreement not to be renewed at the end of any subsequent Renewal Term, written notice must be given not later than three (3) years prior to the last date of the then applicable Renewal Term.

1.3 For the purposes hereof, each period of January 1 through December 31 during the Term shall be referred to as a “Calendar Year.” The period from the Effective Date through December 31, 2010 shall be referred to as the “Initial Period.”

1.4 Notwithstanding anything in this Article 1.0, this Agreement may be earlier terminated by either Seller or Buyer pursuant to Article 10.0 hereof.

CONFIDENTIAL TREATMENT HAS BEEN CLAIMED

FOR PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1934 AND

RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

2.0 Quality

2.1 Subject to the other provisions of this Agreement, Seller shall manufacture electrode grade of Coke. Coke sold pursuant to this Agreement will have physical properties that conform to those specifications listed in the applicable Exhibit A (the “Product Specifications”), attached hereto and incorporated herein.

2.2 The quality of Coke delivered hereunder will be tested by utilizing testing samples (the “Test Samples”), as described in Section 2.3 below, which will be taken by Seller prior to the Coke being loaded at Seller’s facility in Port Lavaca, Texas, or at such other loading facility as may be mutually agreed upon by Buyer and Seller.

2.3 Seller will divide each Test Sample into two (2) approximately equal portions. Seller will (i) test one portion at its own laboratory to determine the Coke’s compliance with the Product Specifications, and (ii) if requested by Buyer, expeditiously forward the other portion to Buyer. The frequency of extracting the Test Samples for testing will be determined by Seller in its reasonable discretion based upon traceable production lots.

2.4 Upon receipt of the Test Sample results from its laboratory, Seller will prepare a Quality Certificate which it will promptly send to Buyer. Buyer will have five (5) business days from receipt of the Quality Certificate to object to the findings of the Quality Certificate. If no objection is received by Seller within this time, and if Seller’s own test results show that the Coke complies with the Product Specifications, then Seller may, at its option, ship the Coke to Buyer without further approval from Buyer. If Buyer timely objects to Seller’s Quality Certificate, then Seller shall, pursuant to the provisions of Section 2.3(ii), send the second portion of the Test Sample to Buyer. Upon receipt of such Test Sample, Buyer may, at its own cost, test the Test Sample to determine compliance with the Product Specifications and notify Seller of the results within a reasonable period not to exceed thirty (30) days from the date of receipt of the Test Sample.

2.5 Notwithstanding any provision to the contrary set forth in this Agreement, Buyer’s receipt of the Coke delivered hereunder at Buyer’s destination shall be an unqualified acceptance of and waiver by Buyer of any and all claims that Buyer may have against Seller with respect to the quality of the delivered Coke, unless Seller receives written notice of Buyer’s notification to the contrary within sixty (60) days following Buyer’s receipt of shipment.

3.0 Quantity

3.1 Seller shall be required to manufacture, ship, deliver and sell to Buyer the quantity of Coke ordered by Buyer up to but not in excess of the Seller Minimum Quantity (as defined below) of Coke. For the purposes hereof, the term “Seller Minimum Quantity” shall mean, as to each relevant period, (i) pro rata portion of * metric tons during the Initial

CONFIDENTIAL TREATMENT HAS BEEN CLAIMED

FOR PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1934 AND

RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

Period, (ii) * metric tons during 2011, and (iii) for each Calendar Year after 2011, an amount equal to the Seller Minimum Quantity during the prior Calendar Year plus * metric tons.

3.2 Buyer shall be obligated to purchase and accept for delivery not less than the Buyer Minimum Quantity (as defined below) of Coke. For the purposes hereof, the term “Buyer Minimum Quantity” shall mean, as to each relevant period, the lesser of (i) the Seller Minimum Quantity, as above defined, or (ii) * percent (*%) of Buyer’s aggregate purchases of Coke from any and all sources during such period.

3.3 In order to give effect to Buyer’s obligation to purchase, and Seller’s obligation to sell, the Seller Minimum Quantity and Buyer Minimum Quantity, respectively, and to assure that such purchases and sales are made throughout each Year:

a. On or before forty (45) days prior to the beginning of each Calendar Year, Buyer shall provide Seller with an estimate of its purchases during such Calendar Year broken down by quarter.

b. On or before forty (45) days prior to the beginning of each of the second, third and fourth calendar quarters of each Calendar Year, Buyer shall provide Seller with an updated estimate of its purchases for the remainder of such Calendar Year broken down by quarter.

c. The estimated purchases, per the above, for the first calendar quarter during each of the above periods (the “Quarterly Estimate”) may not, without Seller’s consent, exceed * (*%) percent of the Seller Minimum Quantity.

3.4 If Buyer wishes to purchase more than the Seller Minimum Quantity, Buyer shall include such proposed additional quantity (the “Additional Quantity”) as part of the discussion with respect to the applicable delivery schedule, as provided in Article 6.0 below. For the avoidance of doubt, however, unless the Parties shall have agreed to an Additional Quantity in writing Seller shall not be obligated to purchase more than the Seller Minimum Quantity.

3.5 The quantity of Coke delivered shall be determined by railroad weigh scales at Seller’s facility for shipments by railcars. Unless otherwise agreed by the Parties, Seller shall bear the cost of weighing the Coke delivered into Buyer’s railcars.

3.6 The Coke sold hereunder shall be used by Buyer solely to make graphite electrodes at the St. Mary’s plant, and not for redistribution to other persons or entities or for the manufacture of other products or manufacture of graphite electrodes at other facilities; provided that up to * percent (*%) of the Buyer Minimum Quantity of Coke may be used by Buyer for other purposes during each Calendar Year.

3.7 In the event that Buyer fails to order for delivery and purchase at least (i) * (*%) percent of the Quarterly Estimate (the “Quarterly Requirement”) during the applicable calendar quarter or (ii) the Buyer Minimum Quantity during a Calendar Year, Buyer shall, without duplication, pay to Seller the Buyer Shortfall Payment.

CONFIDENTIAL TREATMENT HAS BEEN CLAIMED

FOR PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1934 AND

RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the purposes hereof, (i) the “Buyer Shortfall Amount,” (1) applicable to a quarter shall be the (x) number of metric tons constituting the Quarterly Requirement reduced by (y) the actual metric tons ordered by Buyer for delivery during such period and (2) the Buyer Shortfall Amount applicable to a Calendar Year shall be (x) the number of metric tons constituting the Buyer Minimum Quantity reduced by (y) the actual metric tons ordered by Buyer for delivery during such period, and (ii) the “Buyer Shortfall Payment” shall be (x) *% of the Buyer Shortfall Amount multiplied by (y) the price for the Coke during the applicable period.

Any Buyer Shortfall Payment shall be due not later than ten (10) days following the end of the applicable period.

3.8 Provided that Buyer has ordered such quantities for delivery during such period, in the event that Seller fails to deliver at least (i) the Quarterly Requirement during the applicable calendar quarter or (ii) the Buyer Minimum Quantity during a Calendar Year, Seller shall pay to Buyer, without duplication, the Seller Shortfall Payment.

For the purposes hereof, (i) the “Seller Shortfall Amount,” (1) applicable to a quarter shall be (x) the number of metric tons constituting the Quarterly Requirement, reduced by (y) the actual metric tons delivered by Seller to Buyer during such period and (2) the Seller Shortfall Amount applicable to a Calendar Year shall be (x) the number of metric tons which have been included in the Quarterly Estimates during such Calendar Year and which have been ordered by Buyer for delivery during such Calendar Year up to the Seller Minimum Quantity reduced by (y) the actual metric tons delivered by Seller to Buyer during such period, and (ii) the “Seller Shortfall Payment” shall be (x) *% of the Seller Shortfall Amount multiplied by (y) the price for the Coke during the applicable period.

Any Seller Shortfall Payment shall be due not later than ten (10) days following the end of the applicable Period.

4.0 Purchase Price

4.1 The price for the Initial Period shall be $* per metric ton.

4.2 Seller shall communicate to Buyer the price for a subsequent Calendar Year within ninety (90) days prior to the expiration of the then current year.

4.3 Seller and Buyer shall agree upon a mutually acceptable price for each Calendar Year within thirty (30) days after the proposed price is communicated.

4.4 Notwithstanding Section 4.3, but subject to the provisions of Section 4.5, Seller may increase the price hereunder from time to time at its reasonable discretion to

CONFIDENTIAL TREATMENT HAS BEEN CLAIMED

FOR PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1934 AND

RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

reflect changes in the cost of its raw materials by giving written notice to Buyer of at least thirty (30) days prior to the effective date of any such increase. Each increase in price shall apply to all shipments of Coke hereunder on or after the effective date of such increase.

4.5 Notwithstanding Sections 4.3 and 4.4, in no event will the price for Coke at any time exceed *. For the purposes of this Agreement, the term “*” shall mean *. In order to give effect to the foregoing, Buyer may furnish written evidence to Seller that * and Seller shall be obligated to *. If *, or if Seller and Buyer otherwise agree to *, the * shall be * as mutually agreed by Buyer and Seller.

4.6 Except where law otherwise provides, Buyer shall pay Seller, in addition to the price, the amount of all governmental taxes, excise duties and other charges (except taxes on Seller’s net income) that Seller may be required to pay with respect to (a) the sale of Coke delivered hereunder and (b) the manufacture or transportation of the Coke delivered hereunder.

5.0 Invoicing and Payment

5.1 For all shipments of Coke hereunder, Seller’s corresponding invoices shall be due and payable in available U.S. dollars within * (*) days following the date of departure from Seller’s facility.

5.2 Buyer shall include with its payment, the invoice number and a statement that payment is for the purchase of Coke. If the payment due date falls on a day when Seller’s bank is closed, payment shall be due on the succeeding banking day.

5.3 If payment from Buyer is past due by more than thirty (30) days, Buyer agrees to pay interest on such past due invoices at the lower of the interest rate of 1.5% per month (18% per annum) or the maximum interest rate permitted by applicable law. If payment from Buyer is past due by more than ninety (90) days, Seller may, in its sole discretion, suspend further performance under this Agreement until such past due amount is paid in full. Buyer agrees to reimburse Seller for all costs that Seller may reasonably incur (including attorneys’ fees) in collecting Buyer’s past due amounts.

6.0 Delivery; Transfer of Title

6.1 The Parties shall mutually agree upon a delivery schedule for the Coke ordered hereunder. The quantities of Coke to be delivered and the dates of delivery shall be in accordance with the then current delivery schedule.

6.2 Buyer shall place a written order with Seller for all Additional Quantities of Coke within a reasonable time in advance of the desired date of delivery (which period shall not be less than ninety (90) days from the desired date of delivery).

6.3 Packaged shipments, if any, shall be made in Seller’s standard containers.

CONFIDENTIAL TREATMENT HAS BEEN CLAIMED

FOR PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1934 AND

RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

6.4 All shipments shall be FOB Seadrift into railcars (or other mode of delivery agreed by the Parties) at Seller’s Port Lavaca, Texas facility. Title, all risks of loss and all responsibilities for insurance and costs of shipment shall pass at Seller’s Port Lavaca, Texas facility.

7.0 Warranties.

Seller warrants that it has title to Coke delivered under this Agreement, that Coke will be free from all liens, encumbrances, and security interests, that the Coke shall have physical properties that conform to the Product Specifications, and that Seller will perform all of its obligations under the Agreement in all material respects in accordance with all applicable laws and regulations relating to Seller’s manufacture and delivery of Coke.

EXCEPT AS SET FORTH IN THE PRECEDING PARAGRAPH, SELLER MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED WITH RESPECT TO ANY PRODUCT, AND SPECIFICALLY DISCLAIMS ALL OTHER WARRANTIES, INCLUDING, WITHOUT LIMITATION, WARRANTIES FOR MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR ANY PARTICULAR PURPOSE. SELLER’S SOLE OBLIGATION AND LIABILITY, AND BUYER’S EXCLUSIVE REMEDY, FOR PRODUCT DEFECTS SHALL BE, AT SELLER’S OPTION, TO REPLACE SUCH DEFECTIVE PRODUCT OR REFUND TO BUYER THE AMOUNT PAID BY BUYER THEREFOR, IN EITHER OF WHICH CASES, BUYER SHALL, IF REQUESTED BY SELLER AND AT SELLER’S COST, RETURN THE DELIVERED PRODUCT TO SELLER. IN NO EVENT SHALL SELLER’S LIABILITY FOR FAILURE OF COKE TO CONFORM TO THE PRODUCT SPECIFICATIONS EXCEED THE LESSER OF: (A) BUYER’S PURCHASE PRICE FOR THE COKE THAT IS THE SUBJECT OF THE APPLICABLE CLAIM; OR (B) $* (U.S. DOLLARS *).

IN NO EVENT SHALL SELLER BE LIABLE TO BUYER OR TO ANY THIRD PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES (INCLUDING WITHOUT LIMITATION LOST PROFITS, LOST SAVINGS, OR LOSS OF BUSINESS OPPORTUNITY) ARISING OUT OF OR RELATING TO ANY PRODUCT OR SERVICE PROVIDED OR TO BE PROVIDED BY SELLER, OR THE USE OR INABILITY TO USE THE SAME, EVEN IF SELLER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8.0 Force Majeure.

8.1 No failure or omission by Seller or Buyer to carry out or observe any of the terms or conditions of this Agreement shall give rise to any claim against that Party or be deemed a breach of the Agreement if such failure or omission arises from any cause reasonably beyond the control of Seller, including, without limitation:

CONFIDENTIAL TREATMENT HAS BEEN CLAIMED

FOR PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1934 AND

RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

(a) Compliance (voluntary or involuntary) with laws, decrees, guidelines, requests, or the like of any government or person purporting to act therefore, or of international organizations of which the United States is a member including, without limitation, the International Energy Agency.

(b) Hostilities or war (declared or undeclared), embargoes, blockades, civil unrest, riots or disorders, terrorism, or sabotage.

(c) Fires, explosions, lightning, maritime peril, collisions, hurricanes, storms, landslides, earthquakes, floods, and other acts of nature.

(d) Strikes, lockouts, or other labor difficulties (whether or not involving employees of Seller or Buyer).

(e) Disruption or breakdown of production or transportation facilities, equipment, labor, or materials.

(f) Closing or restrictions on the use of harbors, railroads, or pipelines.

(g) Any reduction in availability of crude petroleum or petroleum products and/or other materials necessary to make Coke.

(h) Any other cause, whether or not of the same class or kind, beyond the control of Seller which prevents or interferes with its performance of this Agreement.

8.2 Upon the occurrence of any of the Force Majeure events described in Section 8.1 hereof, Seller or Buyer shall notify the other promptly in writing of such event and, to the extent possible, inform the other of the expected duration of the Force Majeure event and the quantity of Coke to be affected by the suspension or curtailment of performance under this Agreement.

9.0 Indemnification.

9.1 Subject to the limitations set forth in Article 7.0, Seller shall defend, indemnify and hold harmless Buyer, its officers, directors, employees, agents, subsidiaries, affiliates, successors and assigns from and against any and all damages, judgments, liabilities, costs and expenses (including reasonable attorneys’ fees) arising from a claim or lawsuit resulting from (i) any breach by Seller of its warranties under Section 7.0 hereof and (ii) any contamination, damage or destruction occurring to, or defect existing in, the Coke prior to transfer of title as provided in Section 6.0 hereof. Buyer shall give Seller prompt written notice of any such claim or lawsuit and shall permit Seller to undertake the defense thereof at Seller’s expense. If Seller accepts the defense, Buyer shall have the right to participate in such defense, at its own expense, to the extent that in its judgment Buyer may be actually and materially prejudiced by Seller’s defense of the applicable claim or lawsuit. In any claim made or suit brought for which Buyer seeks indemnification under this Section 7.1, Buyer shall not settle, offer to settle or admit liability or damages without the prior written consent of Seller, such consent not being unreasonably withheld.

CONFIDENTIAL TREATMENT HAS BEEN CLAIMED

FOR PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1934 AND

RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

9.2 Buyer shall defend, indemnify and hold harmless Seller, its officers, directors, employees, agents, subsidiaries, affiliates, successors and assigns from and against any and all damages, judgments, liabilities, costs and expenses (including reasonable attorneys’ fees) arising from a claim or lawsuit resulting from (i) the manufacture, sale, distribution, or use of Electrodes by Buyer or any other use of the Coke by Buyer and (ii) contamination, damage or destruction occurring to the Coke after transfer of title as provided in Section 6.0 hereof. Notwithstanding the foregoing, Buyer shall not be required to indemnify and hold harmless Seller for any liability arising, in whole or in part, out of Seller’s breach of warranties under Section 7.0 hereof. Seller shall give Buyer prompt written notice of any such claim or lawsuit and shall permit Buyer to undertake the defense thereof at Buyer’s expense. Seller shall cooperate in such defense, to the extent requested by Buyer, at Buyer’s expense. If Buyer accepts the defense, Seller shall have the right to participate in such defense, at its own expense, to the extent that in its judgment Seller may be actually and materially prejudiced by Buyer’s defense of the applicable claim or lawsuit. In any claim made or suit brought for which Seller seeks indemnification under this Section 7.2, Seller shall not settle, offer to settle or admit liability or damages without the prior written consent of Buyer, such consent not being unreasonably withheld.

10.0 Termination.

10.1 Subject to the last sentence of this Section 10.1, this Agreement is subject to termination by either Party for cause, at its option, if the other Party breaches in any material respect any of its covenants, agreements, obligations, warranties or representations hereunder and such breach remains unremedied for sixty (60) days after delivery of written notice of such beach by the Party delivering notice of termination; provided that if such breach is a failure by Buyer to make timely payments hereunder, (i) Seller will not be obligated to make any sales following such delinquency, and (ii) if Buyer remedies such breach, Seller will not be obligated to make sales that were otherwise scheduled during the period following such delinquency and prior to such cure. In addition, Buyer may terminate this Agreement if Seller fails to sell and deliver the Quarterly Requirement pursuant to Section 3.4(a) for more than two (2) consecutive quarters.

10.2 The Agreement may be terminated at any time by Seller upon written notice if Buyer (i) shall have suffered any materially adverse change in its financial condition, assets, business or property; (ii) becomes insolvent; (iii) fails to pay its debts or perform its obligations in the ordinary course of business as they mature; (iv) admits in writing its insolvency or inability to pay its debts or perform its obligations as they mature; or (v) becomes subject to any voluntary or involuntary proceeding in bankruptcy, liquidation, dissolution, receivership, attachment or composition or general assignment for the benefit of creditors; provided that if such condition is assumed involuntarily, it has not been dismissed with prejudice within sixty (60) days after it begins.

10.3 This Agreement may be terminated at any time by Buyer, effective at the end of any Calendar Year; provided that Buyer must provide written notice to such effect not later than September 30th of such Calendar Year.

CONFIDENTIAL TREATMENT HAS BEEN CLAIMED

FOR PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1934 AND

RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

10.4 In the event this Agreement is terminated pursuant to the last sentence of Section 10.1 due to a breach by Seller to sell and deliver the Quarterly Requirements, the Parties have agreed that liability for such breach shall not exceed *.

10.5 Each Party shall use commercially reasonable efforts to mitigate damages resulting from a breach hereof by the other Party.

11.0 Confidentiality.

11.1 The Parties hereto acknowledge that Seller has pre-existing and is developing intellectual property and proprietary information related to coke and coke production, specifically including, but not limited to, the coking process and feedstocks and that Buyer has pre-existing intellectual property and proprietary information related to graphite electrodes, specifically including, but not limited to, production and performance of graphite electrodes (as to each, the “Confidential Information”). Confidential Information shall not include any information which (i) is or becomes known to the public through no fault of the Recipient Party, (ii) the Recipient Party can show was received lawfully from any third Party unless the Recipient Party has knowledge that such third Party is subject to restrictions as to the disclosure thereof, or (iii) the Recipient Party can show is discovered or developed independently by employees of the Recipient Party who did not directly or indirectly use the Confidential Information in such discovery or development. Confidential Information shall not be deemed to be within the foregoing exceptions merely because any part of said Confidential Information is embodied in general disclosures or because individual features, components or considerations thereof are now or become known to the public. Notwithstanding anything contained herein, nothing herein shall restrict any activities of GrafTech International Ltd. and its other subsidiaries (collectively, “GrafTech”) so long as Seller shall not have furnished Buyer’s Confidential Information to GrafTech, and nothing herein shall restrict Seller from using GrafTech’s information or require Seller to use it for the benefit of or share it with Buyer.

11.2 Each Party shall remain the owner of its Confidential Information. No exchange or disclosure of Confidential Information hereunder shall be construed to grant either Party any right to or license under the Confidential Information of the other Party. Such disclosure of a Party’s Confidential Information shall be at the absolute discretion of such Party.

11.3 As used herein the term “Disclosing Party” means the Party disclosing Confidential Information under the terms and conditions of this Agreement. As used herein the term “Recipient Party” means the Party receiving Confidential Information under the terms and conditions of this Agreement.

11.4 Confidential Information shall be used by the Recipient Party solely and

CONFIDENTIAL TREATMENT HAS BEEN CLAIMED

FOR PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1934 AND

RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

exclusively for the purpose of performing and fulfilling the intent of this Agreement and for no other purpose whatsoever. Nothing herein shall be construed as granting to either Party any right or license under the other Party’s patent or other intellectual property rights, or any right or license to use the other Party’s Confidential Information for any purpose other than as stated above.

11.5 The Confidential Information disclosed by a Disclosing Party to a Recipient Party shall be deemed the property of such Disclosing Party. The Confidential Information and all copies thereof shall be returned promptly to the Disclosing Party upon the Disclosing Party’s request (including, without limitation, all documents and all material containing the Disclosing Party’s Confidential Information) and the Recipient Party shall not retain copies, extracts, summaries, analyses or reproductions, in whole or in part, of the Disclosing Party’s Confidential Information. The Recipient Party will not use the Confidential Information for its own corporate purposes or otherwise, except in order to satisfy its obligations under this Agreement.

The Recipient Party agrees that the Confidential Information received from the Disclosing Party will only be divulged to and used by those employees, consultants and advisors of the Recipient Party, or those of its affiliated companies, who need to know such information in order for the Recipient Party to fulfill its obligations hereunder (the “Permitted Persons”). The Recipient Party agrees it will not, and will not allow any of the Permitted Persons to, disclose or use any of the Confidential Information, except in accordance with the terms of this Agreement and the Recipient Party shall be responsible for any and all actions of its Permitted Person if such actions would constitute a breach of this Agreement if the applicable Permitted Person were a party hereto. The Recipient Party shall use the same degree of care in its handling of the Confidential Information as it uses with regard to its own proprietary information.

The Recipient Party agrees that it will not use for its own benefit, other than in order to satisfy its obligations under this Agreement or disclose Confidential Information of the Disclosing Party to a third Party. If the Recipient Party or any of the Permitted Persons shall attempt to use or dispose of any of the Confidential Information disclosed by the Disclosing Party, or any duplication or modification thereof, in any manner contrary to the terms of this Agreement, the Disclosing Party shall have the right, in addition to such other remedies which may be available to it, to injunctive relief enjoining such acts or attempts, it being acknowledged that legal remedies are inadequate.

11.6 The provisions of this Section 11.0 shall terminate on the date that is ten (10) years after the date of the termination of this Agreement, unless extended by mutual written consent of the Parties.

11.7 Each Party will abide by U.S. Export Administration Regulations governing the transmittal of unpublished technical data of U.S. origin. Each Party hereby agrees and assures the other Party that neither unpublished technical data of U.S. origin nor the direct products thereof, is intended to be exported or re-exported directly or

CONFIDENTIAL TREATMENT HAS BEEN CLAIMED

FOR PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1934 AND

RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

indirectly, to any of the prohibited countries designated by the Office of Export Administration, as amended from time to time, in the absence of a validated export license.

12.0 Dispute Resolution.

12.1 The obligations of the Parties pursuant to this Agreement shall be monitored by a management committee (the “Management Committee”) comprised of two senior manager representatives from each of the Parties who have authority to settle disputes hereunder. The role of the Management Committee shall be to ensure that the Parties are carrying out their obligations under this Agreement in good faith and to settle disputes arising hereunder.

12.2 Any Party may give the other Party written notice of any dispute not resolved in the ordinary course of business. Within fifteen (15) days after delivery of notice, the Management Committee shall meet at a mutually acceptable time and place and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. If the dispute has not been resolved within sixty (60) days after delivery of notice any Party may initiate subsequent proceedings as contemplated herein.

12.3 In the event of any disputes involving the Parties, or arising out of or relating to this Agreement, its execution, or performance hereunder, other than disputes based on third Party pleading following a claim filed against either Party by a third Party (such as for product liability), such disputes (if not resolved by the Management Committee as provided above) shall be settled by final and binding arbitration before the American Arbitration Association (the “AAA”) or its successor. Either Party may submit the dispute for arbitration by filing a written demand therefore with the AAA and serving the demand therefore on the other Party. All arbitration hereunder shall be governed by the expedited commercial arbitration rules of the AAA in effect at the time the arbitration is commenced, as the same may be modified during the arbitration. The arbitrator shall determine whether a dispute is subject to arbitration and resolve matters relating to discovery. The arbitrator may grant injunctive relief, but in no event will an arbitrator be empowered to award punitive or exemplary damages. Any arbitration pursuant to this Agreement shall be conducted by one arbitrator selected by the Parties, or, if the Parties are unable to agree, by the AAA. The hearings in connection with any arbitration hereunder shall be conducted in New York, at such time and place selected by the arbitrator. Any decision of the arbitrator shall be in writing and a copy thereof shall be delivered to each of the Parties within thirty (30) days of the conclusion of the hearings. The judgment upon the award rendered in any such arbitration shall be final and binding upon the Parties and may be entered and enforced in any court having jurisdiction. Each Party shall be responsible for its own legal, consulting and expert costs; provided, however, that the cost of the Arbitrator and other costs associated with conducting the Arbitration proceedings shall be shared equally between Buyer and Seller.

CONFIDENTIAL TREATMENT HAS BEEN CLAIMED

FOR PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1934 AND

RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

13.0 Miscellaneous.

13.1 Seller’s Material Safety Data Sheet for the Coke, dated May 3, 2006; attached hereto as Exhibit B is hereby incorporated by reference into this Agreement.

13.2 Nothing contained in this Agreement and no activity by either Party in the performance of this Agreement shall constitute or be deemed to create between either Party and any of its affiliates an implied right or power or authority of either Party to enter into any agreement or commitment, or to incur any liability or obligation, on behalf of the other Party it being understood and agreed that each Party shall remain an independent contractor with respect to the other Party.

13.3 Sections 7.0, 9.0, 11.0, 12.0 and 13.0, and any other provision which, by its very nature, is intended to survive expiration or termination of this Agreement, shall survive expiration or termination of this Agreement.

13.4 All notices and other communications hereunder shall be given by certified or registered mail, postage prepaid or express delivery courier (provided that any such notice or communication may be transmitted by facsimile machine or e-mail if the original thereof is placed in the mail on the same day as it is faxed or e-mailed), addressed as follows (or to such other address as either Party shall specify in writing to the other):

If to Seller:	Seadrift Coke L.P. PO Box 192 (for US mail service) 8618 State Hwy 185 North (Fed-Ex/UPS) Port Lavaca, TX 77979 Attn: President

If to Buyer:	C/G Electrodes, LLC 800 Theresia Street Saint Marys, PA 15857 Attn: President

13.5 If any provision of this Agreement is found by a proper authority to be unenforceable or invalid, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole and, in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

13.6 This Agreement may be executed in counterparts in order to provide each Party with a fully-executed original thereof. This Agreement may not be changed or amended orally, but only by an agreement in writing signed by an authorized representative of each respective Party. This Agreement supersedes all prior agreements between the Parties for the supply of Coke from and after the date hereof and any such prior agreements are hereby terminated. This Agreement shall not be affected by the

CONFIDENTIAL TREATMENT HAS BEEN CLAIMED

FOR PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1934 AND

RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

acknowledgement or acceptance by Seller of purchase orders, acknowledgements, sales orders, releases, or by any other forms submitted by Seller or Buyer, which contain other or different terms and conditions than those included in this Agreement. Each Party acknowledges that it is not relying on any verbal communications not reduced to writing in this Agreement. This Agreement, including the exhibits, reflects the complete understanding of the Parties with respect to the purchase and supply of Coke from and after the date hereof and constitutes their entire agreement with respect to the purchase and supply of Coke and all prior negotiations, representations, agreements, understandings, and statements with respect thereto having been merged herein.

13.7 No waiver, either express or by course of dealing or course of performance, of any of the terms and conditions contained in this Agreement, shall be construed as a subsequent waiver of any of the terms and conditions of this Agreement.

13.8 Neither Party may assign this Agreement without the prior written consent of the other, such consent not to be unreasonably withheld. Any purported assignment without such consent shall be void. Notwithstanding the foregoing, (a) Seller may assign this Agreement to any member within its consolidated group of affiliated companies without obtaining Buyer’s prior written consent; provided, that in any event this Agreement shall be binding upon, and enforceable against, any successor-in-interest of Seller, and (b) Buyer may assign this Agreement to a purchaser of Buyer’s St. Mary’s facility, provided, that this Agreement shall be binding upon, and enforceable against, the applicable successor-in-interest of Buyer and any such successor to Buyer shall remain subject to the terms of Section 3.6 above.

13.9 This Agreement shall be governed and construed in accordance with the laws of the State of Texas, U.S.A., without reference to its conflict of law provisions. The United Nations Convention on the International Sale of Goods, 1980, shall not apply to this Agreement.

(Signature Page Follows)

CONFIDENTIAL TREATMENT HAS BEEN CLAIMED

FOR PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1934 AND

RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

SEADRIFT COKE, L.P.	C/G ELECTRODES, LLC

By:	By:
Name:	Name:
Title:	Title:

CONFIDENTIAL TREATMENT HAS BEEN CLAIMED

FOR PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1934 AND

RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

EXHIBIT A

Product Specifications

Property	Specification

* (*)	* Max.

* (wt %)	* Max.

* (*)	* Min.

* (wt%)	* Max.

* (wt%)	* Max.

Sizing Cumulative

* (wt%)	* Min.

* (wt%)	* Max.

* (wt%)	* Max.

CONFIDENTIAL TREATMENT HAS BEEN CLAIMED

FOR PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1934 AND

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

EXHIBIT B

MATERIAL SAFETY DATA SHEET – May 3, 2006

Seadrift Coke

8618 Hwy. 185 North

P.O. Box 192

Port Lavaca, Texas 77979

(361) 552-8373

Chemtrec: (800) 424-9300

International: (703) 527-3887

Product: Calcined Petroleum Needle Coke with *.

I. IDENTIFICATION:

CHEMICAL FAMILY:	Carbon

D.O.T. HAZARD CLASSIFICATION:	Inert

INGREDIENTS (INERT AND HAZARDOUS):

Ingredients/Composition	*#	%	*	*

Petroleum Coke	*	*	*	*

*	*	*	*	*

* (* in *)	*	*	NA*	NA*

+*standard.

*The *standard is applicable; the *is *.

II. PHYSICAL DATA:

MATERIAL IS A SOLID

APPEARANCE	*

*	*

*	N/A

*	N/A

*	N/A

*	*

*	N/A

*	*

CONFIDENTIAL TREATMENT HAS BEEN CLAIMED

FOR PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1934 AND

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

* (*)[3] (*)	*

*,%	*

ODOR	NONE

IV. FIRE AND EXPLOSION DATA:

FLASH POINT:	None

LOWER/UPPER EXPLOSIVE LIMIT	None

EXTINGUISHING MEDIA	*

EXTINGUISHING MEDIA TO AVOID	None

HAZARDOUS DECOMPOSITION PRODUCTS	*.

SPECIAL FIREFIGHTING PROCEDURES	*

UNUSUAL FIRE AND EXPLOSION DATA	* is *.

V. HEALTH HAZARD DATA:

PERMISSIBLE EXPOSURE LIMIT (PEL):	See Section II

PRIMARY ROUTE(S) OF ENTRY:	*

EFFECTS OF OVEREXPOSURE:

EYES:	*

BREATHING:	*

SKIN OR SWALLOWING:	No Effect

FIRST AIDS:

SKIN CONTACT:	None necessary

BREATHING OR SWALLOWING	None necessary

EYE CONTACT	Flush with water if irritated

CONFIDENTIAL TREATMENT HAS BEEN CLAIMED

FOR PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1934 AND

RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

MEDICAL CONDITIONS RECOGNIZED AS POSSIBLY AGGRAVATED BY EXPOSURE	*

VI. REACTIVITY DATA:

*:	*

STABILITY	Stable

*:	*

VII. SPILL OR LEAK PROCEDURES:

STEPS TO BE TAKEN IN CASE MATERIAL IS RELEASED OR SPILLED	*

WASTE DISPOSAL METHOD	*

DISPOSAL MUST BE IN COMPLIANCE WITH FEDERAL, STATE, AND LOCAL LAWS AND REGULATIONS.

VIII. PROTECTIVE EQUIPMENT TO BE USED:

RESPIRATORY PROTECTION:	*.

VENTILATION:	*.

PROTECTIVE GLOVES:	Not required

EYE PROTECTION:	*.

OTHER PROTECTIVE EQUIPMENT:	None required.

IX. SPECIAL PRECAUTIONS OR OTHER COMMENTS

In evaluating *, use *. If * is to be assessed, end analysis * is recommended.

X. REFERENCES

ACGIH	Threshold Limit Values for Chemical Substances, current edition
OSHA	29 CFR 1910.1000
NIOSH	Occupational Health Guidelines

CONFIDENTIAL TREATMENT HAS BEEN CLAIMED

FOR PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1934 AND

RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

THIS MATERIAL SAFETY DATA SHEET IS PROVIDED SOLELY FOR YOUR INFORMATION, CONSIDERATION, AND INVESTIGATION. ANY USE OF THESE DATA AND INFORMATION MUST BE DETERMINED BY THE USER TO BE IN COMPLIANCE WITH APPLICABLE FEDERAL, STATE, AND LOCAL LAW AND REGULATIONS.